Registration  No.  33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               AuGRID CORPORATION
                              -------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      NEVADA                                        34-1878390
------------------                                   ----------
(STATE  OR  OTHER  JURISDICTION                   (IRS  EMPLOYER
     OF  INCORPORATION)                         IDENTIFICATION  NO.)


2275  EAST  55TH  STREET,  CLEVELAND,  OHIO                         44103
-------------------------------------------                         -----
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                      (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
                            CONSULTING SERVICES PLAN
                           --------------------------
                            (FULL TITLE OF THE PLAN)


                                                         COPY  TO:
MARY  F.  SLOAT-HOROSZKO                         DAVID  M. LOEV, ATTORNEY AT LAW
AUGRID  CORPORATION                              2777  ALLEN  PARKWAY
2275  EAST  55TH  STREET                         SUITE  1000
CLEVELAND,  OHIO  44103                          HOUSTON,  TEXAS  77019
(216)  426-1589                                  (713)  524-4110
NAME,  ADDRESS  AND  TELEPHONE
(NUMBER  OF  AGENT  FOR  SERVICE)




     APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                                  CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES            AMOUNT TO BE    PROPOSED MAXIMUM         PROPOSED          AMOUNT OF
TO BE REGISTERED                REGISTERED    OFFERING PRICE PER         MAXIMUM        REGISTRATION
                                                  SHARE (1)        AGGREGATE OFFERING        FEE
                                                                          PRICE
Common Stock, $.001 par value  80,000,000          $  .01              $  800,000         $  64.72


(1)     Calculated  in  accordance  with  Rule  457(c)  solely  for  the  purpose  of determining the registration  fee.  The  offering  price  is  based  on the last sale price as reported on the Nasdaq

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM  1.     PLAN  INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM  2.     REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB filed on April 14, 2003, for the fiscal year ended December 31, 2002, which includes audited financial statements as of and for the year ended December 31, 2002.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above.
     (c) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

COMMON  STOCK

     GENERAL.  The  Company  is authorized to issue 690,000,000 shares of Common
Stock,  $.001  par  value  per  share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, sinking fund, cumulative, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     VOTING RIGHTS. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     DIVIDEND POLICY. During the last two fiscal years, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's Bylaws provide that the Company shall indemnify its officers and directors against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon an officer or director in connection with any proceeding to which the officer or director may be made a party, or in which the officer or director may become involved, by reason of being or having been an officer or director of the Company or is or was serving at the Company's request as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, except in such cases wherein the officer or director is adjudged guilty of willful misfeasance or malfeasance in the performance of the officer's or director's duties. In the event of a settlement, the indemnification only applies when the Company's Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

     The Bylaws further provide that the Company will indemnify its officers and directors against expenses of a suit, litigation or other proceeding that is specifically permissible under applicable law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law.

     The foregoing provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.
Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the officer or director received a benefit in money, property or services to which the officer or director is not legally entitled.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS

4.1     Consulting  Services  Agreement  with  Annas  Fneikher
4.2     Consulting  Agreement  with  Richard  Margulies/GRQ  Financial,  Inc.
5.1 Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered
23.1    Consent  of  David  M.  Loev, Attorney at Law (included in Exhibit 5.1)
23.2    Consent  of  Henry  L.  Creel  Co.,  Inc.

ITEM  9.     UNDERTAKINGS

     (a)     The  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 28, 2004.

                               AUGRID  CORPORATION


                                BY: /S/ M.J. Shaheed
                                    -----------------------------------------
                                    M.J.  Shaheed,  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURES                   TITLE                               DATE
     ----------                   -----                               ----

/S/ M.J. Shaheed
----------------------      Chairman  of the Board, President January  28,  2004
M.J.  Shaheed               and  Chief  Executive  Officer


/S/ Stan Chapman
----------------------       Treasurer, Chief Financial       January  28,  2004
Stan  Chapman                Officer and  Director

/S/ Mary F. Sloat-Horoszko
-------------------------    Secretary  and  Director         January  28,  2004
Mary  F.  Sloat-Horoszko


/S/ Essa Mashni
--------------------------   Director                         January  28,  2004
Essa  Mashni

Exhibit 4.1

                          CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement ("Agreement"), dated January 25, 2004 (the "Effective Date"), is made by and between AuGrid Corporation, a Nevada corporation ("Client"), having its principal place of business at 10777 Westheimer Rd. Suite 1040, Houston, Texas 77042 and Annas Fneikher, an individual ("Consultant"),

     WHEREAS, Consultant has extensive knowledge and experience in the areas of overseas operations and financial, advisory and business development services, specifically the United Arab Emirates;

     WHEREAS, Consultant desires to be engaged by Client to further develop Clients presence in the UAE and provide additional information, evaluation and consulting services to the Client in Consultant's extensive knowledge and expertise on the terms and subject to the conditions set forth herein;

     WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in Consultant's knowledge and expertise on the terms and subject to the conditions set forth herein;

     WHEREAS, Client is a publicly held corporation with its common stock shares trading on the OTC Bulletin Board under the ticker symbol "AGRD," and desires to further develop its business; and

     WHEREAS, Client desires to engage Consultant to solidify its presence in the UAE and continue to provide information, evaluation and consulting services to the Client in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.     SERVICES OF CONSULTANT.

     Consultant agrees to serve as a representative in Dubai and to establish a Dubai facility and office and to establish a distribution center for the Middle East. As such Consultant will provide bona fide Services to Client. The Services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.     CONSIDERATION.

     Client agrees to pay Consultant, as his fee and as consideration for Services provided, Forty Million (40,000,000) shares of S-8 free trading common stock in Client ("Shares" or "Fee"). Within thirty (30) days after the Effective Date, Client will cause to be filed with respect to the Shares a Form S-8 Registration Statement with the SEC including any amendments thereto necessary to cause such Form S-8 to become effective. Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the SEC and with any appropriate state's securities administrator (the "Due Date").

3.     CONFIDENTIALITY.

     Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.     LATE PAYMENT.

     Client shall pay to Consultant all Shares within fifteen (15) days of the Due Date. Failure of Client to finally pay any Shares within fifteen (15) days after the applicable Due Date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by Consultant and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of Shares, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.     INDEMNIFICATION.

(A)     CLIENT.

     Client agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patients, copyrights, trademarks, trade secrets, and/or licenses.

(B)     CONSULTANT.

     Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(C)     NOTICE.

     In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.     LIMITATION OF LIABILITY.

     Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fair market value of the Shares determined at the time such Shares were paid.

7.     TERMINATION AND RENEWAL.

(A)     TERM.

     This Agreement shall become effective on the date written above and shall terminate twelve (12) months thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(B)     TERMINATION.

     Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(C)     TERMINATION  AND  PAYMENT.

     Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding Services due through the termination or expiration date of this Agreement.

8.     MISCELLANEOUS.

(A)     INDEPENDENT  CONTRACTOR.

     This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(B)     RIGHTS  CUMULATIVE;  WAIVERS.

     The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(C)     BENEFIT;  SUCCESSORS  BOUND.

     This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns, except that performance of the Services to be provided by Consultant under this Agreement are of a personal nature and the obligation(s) to perform the Services will not be assignable or delegable in whole or in part unless the person to whom the obligation to perform the Services is assigned or delegated is Consultant's officer, director, employee or independent contractor.

(D)     ENTIRE  AGREEMENT.

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(E)     ASSIGNMENT.

     Neither this Agreement nor any other benefit or obligation to accrue hereunder shall be assigned, transferred or delegated by either party, either in whole or in part, without the written consent of the other party, and any purported assignment, transfer or delegation in violation hereof shall be void.

(F)     AMENDMENT.

     This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(G)     SEVERABILITY.

     Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(H)     SECTION  HEADINGS.

     The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(I)     CONSTRUCTION.

     Unless the context otherwise requires, when used herein the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(J)     FURTHER  ASSURANCES.

     In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(K)     NOTICES.

     Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a) United States mail, postage prepaid; or b) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:                                To Consultant:
M.J. Shaheed, CEO                         Annas Fneikher
AuGrid Corporation
2275 East 55th Street, 2nd Floor          [ADDRESS]
Cleveland. Ohio 44103

(L)     GOVERNING  LAW.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws, rules or principles. Each of the parties consent to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(M)     CONSENTS.

     The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(N)     SURVIVAL  OF  PROVISIONS.

     The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement

(O)     EXECUTION  IN  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(P)     FAXED  COPIES.

     For purposes of this Agreement, a faxed signature will constitute and original signature.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

                                                  CLIENT
                                                  AuGrid Corporation

                                                  By: /S/ M.J. Shaheed
                                                     ---------------------------
                                                     M.J. Shaheed
                                                     Chief Executive Officer


                                                  CONSULTANT

                                                     /S/ Annas Fneikher
                                                     ---------------------------
                                                     Annas Fneikher
                                                     Individually

Exhibit 4.2

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") made and entered into as of the 9th day of December, 2003, by AuGRID Corporation (the "Corporation"), and Richard Margulies / GRQ Financial, Inc. (the "Consultant").

1. APPOINTMENT OF CONSULTANT. The Corporation appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Corporation's business, including any other corporations hereafter formed or acquired by the Corporation to engage in any business during the term hereof.

2. SCOPE OF SERVICES. The Consultant shall render advice as to current business and marketing strategies of its products and services in addition to providing introductions to commercial transactions. In conjunction with the Services, the Consultant agrees to: Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, summaries, corporate and/or corporate profiles and marketing and promotional packages and/or other material and documentation ("Documentation") as will be necessary, in the opinion of the Consultant, to properly present the Company to other entities and individuals that could be of benefit to the Company. Advise the Company's management in marketing and corporate development including potential alliances and strategic mergers, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective alliance groups or their agents. Advise the Company's management in evaluating proposals and participating in negotiations with prospective alliance and marketing groups or their agents. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. BOARD OF DIRECTORS SUPERVISION. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the Corporation (the "Board") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of the Board to perform its duties under this Agreement. The Board has approved this Agreement.

4. AUTHORITY OF CONSULTANT. Subject to any limitations imposed by applicable law or regulation, the Consultant shall render management and consulting services to the Corporation, which services shall include advice and assistance concerning any and all aspects of the operations and planning of the Corporation as needed from time to time. These services shall include but not be limited to conducting relations on behalf of the Corporation with accountants, attorneys, and financial advisors. The Consultant will also make reports to the Corporation as requested by the Board of Directors. The Consultant will use its best efforts to cause its employees and agents to give the Corporation the benefit of their special knowledge, skill and business expertise to the extent relevant to the Corporation's business and affairs. The Consultant shall introduce the Corporation to companies who are possible strategic partners, and assist the Corporation in developing strategic relationships with these companies. The Consultant shall find, interview and assist the Corporation in hiring executives as the need for such executives arises. In addition, the Consultant shall render advice and expertise in connection with any acquisitions or dispositions undertaken by the Corporation and shall from time to time bring to the attention of the Corporation acquisition opportunities as the Consultant deems appropriate in its sole discretion.

5. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses reasonably incurred by the Consultant in the performance of its duties under this Agreement, which are performed with the prior written or oral approval of the Corporation, shall be for the account of, on behalf of, and at the expense of the Corporation. Provided that no such written or oral approval shall be required for reimbursement, of any individual expense, that is less than $100. The Consultant shall not be obligated to make any advance to or for the account of the Corporation without assurance that the necessary funds are held in accounts maintained by the Corporation; nor shall the Consultant be obligated to incur any liability or obligation for the account of the Corporation without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Corporation shall reimburse each such expense upon submission by the Consultant to the Corporation of a properly documented expense report. The Consultant shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Corporation and the Consultant; or
     (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Corporation or any other party; or (iii) to constitute the Consultant or any of its employees as employees, officers or agents of the Corporation. The Consultant shall not hold itself out or permit itself to be regarded (to the extent practical) as an employee, officer or agent of the Corporation and shall strictly avoid any act or omission that may reasonably lead to a contractual or tortuous claim against or liability to the Corporation.

6. OTHER ACTIVITIES OF CONSULTANT. The Corporation acknowledges and agrees that neither the Consultant nor any of the Consultant's employees, officers, directors, affiliates or associates shall be required to devote full time business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary to fulfill its obligations under this Agreement. The Corporation further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of advising other clients of plans to continue to be engaged in such businesses during the term of the Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Corporation or any of its subsidiaries or to constitute a conflict of interest.

7. COMPENSATION OF CONSULTANT. In consideration of Consultant's agreement to provide the consulting services during the term of this agreement ("120 days"), the Corporation will pay $18,000.00 (eighteen thousand dollars) of which $4,500.00 (Four thousand-five hundred) shall be paid immediately and the balance to be paid on the 9th of each month for next 3 months hereafter. In addition, the Board shall act immediately to approve and authorize the issuance to the Consultant, 40,000,000 (forty million) free trading shares of the Corporation's common stock. Accordingly, the Corporation, in order to register said shares, will file and /or include the Consultant's shares in a Form S-8 Registration Statement. Such shares shall not be used for capital financing purposes.


8. TERM This Agreement shall commence as of the date hereof and shall remain in effect through March 9th, 2004, on or before, at which time the Corporation and the Consultant shall mutually agree to extend and/or renegotiate, in good faith, the ongoing terms and conditions of the Consultant's Agreement.

9. TERMINATION UPON BREACH. Either the Corporation or the Consultant may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 30 business days after notice of the same is given to the party alleged to be in breach by the other party.


10. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of the Consultant or the Corporation which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder shall be the property of the Corporation. The information, knowledge and data shall be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. Neither the Consultant nor the Corporation shall disclose or divulge such information to any firm, person, corporation, or other entity other than as required by law or in connection with the performance of its duties hereunder.

11. NON-COMPETITION. During the "Restricted Period" (as hereinafter defined), the Consultant agrees not to (and shall cause each of its employees and Affiliates not to) directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of an company or person, engage in (or have a pecuniary, financial or beneficial interest in) the business of the Corporation. The Consultant further agrees that, during the Restricted Period, the Consultant shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following:
     (a) employ or seek to employ any person or agent who is then employed or retained by the Corporation (or who was so employed or retained at any time within the two (2) years prior to the date either Consultant employs or seeks to employ such person); and (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venture, investor, consultant, agent, lesser, supplier, customer or any other person which has a business relationship with the Corporation or any subsidiary, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Corporation. The Restricted Period shall mean the term of this agreement and one year after the date of termination of this Agreement.

12. ASSIGNMENT. Without the consent of the Consultant, the Corporation shall not assign, transfer or convey any of its rights, duties or interest under this Agreement; nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and obligations hereunder to one if its affiliates, or to an assignee who utilizes the services of employees of the Consultant.


13. NOTICES. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:


IF TO THE CORPORATION:                          MJ SHAHEED

                                                AUGRID CORPORATION

                                                10777 WESTHEIMER STREET
                                                SUITE 1040

                                                HOUSTON, TX 77042

If to the Consultant:                           Richard Margulies, President
                                                GRQ Financial, Inc.
                                                2090 Oak Tree Road  Suite 14
                                                Edison, NJ 08820

     Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

15. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall be valid and be enforced to the fullest extent permitted by law.


16. NO WAIVER. The failure by any party to exercise any right, remedy or elections herein contained, or permitted by law, shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parities hereto with respect to the matters herein contained and any change or modification must be in writing and signed by the party against whom enforcement of the change or modification is sought.

18. GOVERNING LAWS This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The sole venue for any action relative to this agreement shall be in the State or Federal Courts of Texas.


IN WITNESS WHEREOF, if the parties hereto have caused this Consulting Agreement to be duly executed, by their authorized representatives, as of the date first above written.

AuGRID  Corporation.                Richard  Margulies / GRQ  Financial,  Inc.


By: /S/ M.J. Shaheed                By: /S/ Richard Margulies
   --------------------------          --------------------------------
   M.J.  Shaheed                       Richard  Margulies
   President                           President

Exhibit 5.1

                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

January  28,  2004


AuGRID  Corporation
2275  East  55th  Street
Cleveland,  Ohio  44103

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of AuGRID Corporation (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     - 80,000,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant the Consulting Services Plan.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the consulting agreements, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                 Sincerely,


                                 /s/  David  M.  Loev,  Attorney  at  Law

Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements which appear in AuGRID Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/ Henry L. Creel Co., Inc.
----------------------------
Henry L. Creel Co., Inc.
Cleveland, Ohio

January 27, 2004